UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Ave, 2nd Floor
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2024, the Board of Directors (the “Board”) of Werewolf Therapeutics, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Michael B. Atkins, M.D., as a director. Dr. Atkins has been designated as a Class III director to serve in accordance with the Company’s second amended and restated bylaws until the Company’s 2024 annual meeting of stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. In connection with his appointment to the Board, Dr. Atkins was appointed as a member to the Nominating and Corporate Governance Committee of the Board.

Dr. Atkins joins the Board with more than 30 years of experience in translational and clinical research, specializing in melanoma, kidney cancer, and cancer immunotherapy. Dr. Atkins is Deputy Director of the Georgetown-Lombardi Comprehensive Cancer Center and William M. Scholl Professor and Vice Chair of the Department of Oncology at Georgetown University Medical Center since 2012. Prior to Georgetown, Dr. Atkins was a Professor at Harvard Medical School. There, he served as leader of the Biologic Therapy and Cutaneous Oncology Programs at Beth Israel Deaconess Medical Center, Co-PI of the Harvard Skin Cancer SPORE, leader of the Dana Farber Harvard Cancer Center Kidney Cancer Program, and Director of the Kidney Cancer SPORE. Dr. Atkins serves on the board of the directors and co-chairs the Scientific Advisory Council of the Melanoma Research Foundation, is Chair of the Melanoma Research Alliance Medical Advisory Panel and is a past member of the Nominating Committee for the American Society of Clinical Oncology and the NIH Recombinant DNA Advisory Council. He is also past president of the Society for the Immunotherapy of Cancer. He received the OncLive Giant in Cancer Care Award for Melanoma in 2021 and the Lifetime Achievement Award for Immunotherapy from SITC in 2022 and in 2023, was inducted as a Fellow in the Academy of ImmunoOncology.

In accordance with the Company’s non-employee director compensation program, Dr. Atkins (i) will receive annual cash compensation of $40,000 for service as a director and $4,000 for service as a member of the Nominating and Corporate Governance Committee and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and Nominating and Corporate Governance Committee and (ii) was granted an option to purchase 35,000 shares of the Company’s common stock, with an exercise price of $5.25, equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of his appointment, which option will vest with respect to one-third of such shares on the first anniversary of the grant date and thereafter in equal monthly installments until all shares are vested on the third anniversary of the grant date, subject to Dr. Atkins’ continued service on the Board. In addition, Dr. Atkins will be eligible for annual stock option grants in accordance with the Company’s non-employee director compensation program. Dr. Atkins entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-255132), filed with the Securities and Exchange Commission on April 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: January 4, 2023	By:	/s/ Timothy W. Trost
Timothy W. Trost
Chief Financial Officer and Treasurer